Exhibit 99.1

CONTINENTAL BUILDING PRODUCTS APPOINTS JAMES BACHMANN AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

January 07, 2015

– Dennis Romps Appointed to Chief Accounting Officer –

HERNDON, Va. – (BUSINESS WIRE) – Continental Building Products, Inc. (NYSE:CBPX) (the “Company”), a manufacturer of gypsum wallboard and complementary finishing products, announced today that its Board of Directors has appointed James “Jay” Bachmann to the position of President and Chief Executive Officer, effective immediately. Mr. Bachmann has served as Interim Chief Executive Officer since November 2014 and Chief Financial Officer since January 2014. Mr. Bachmann will continue to serve as Chief Financial Officer in an interim role, pending the appointment of a permanent Chief Financial Officer. The Company also announced today the appointment of Dennis Romps to the position of Chief Accounting Officer. Mr. Romps will also continue to serve as Senior Vice President and Corporate Controller, positions he has held since January 2014.

Mr. Bachmann formerly served as Chief Financial Officer at Lafarge USA and Co-Chief Financial Officer of Lafarge North America from November 2012 through December 2013. He also held multiple executive responsibilities at Lafarge since 2002, including Senior Vice President Finance – Investor Relations of Lafarge SA from January 2008 through October 2012 and Senior Vice President and Controller of Lafarge North America Inc. from November 2005 to June 2006. Prior to Lafarge, he worked at Arthur Anderson from September 1990 to April 2002. Mr. Bachmann received a BSBA from Georgetown University.

Mr. Romps previously served as our Chief Financial Officer from August 2013 to December 2013. He formerly served as Co-Chief Financial Officer of Lafarge North America Inc. from December 2006 through August 2013, while also holding a variety of Vice President positions in Finance, IT and Supply Chain of the gypsum division of Lafarge North America Inc. from 2005 through August 2013. Mr. Romps received a B.A. from Michigan State University and an M.B.A. from Kellogg – Northwestern University. He is a Certified Public Accountant.

About Continental Building Products

Continental Building Products is a manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets in the eastern United States and eastern Canada.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s registration statement for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Source: Continental Building Products, Inc.

Continental Building Products

Investor Relations, 703-480-3980

Investorrelations@continental-bp.com